Exhibit 99.1

B. Riley Financial Reports Financial Results for Second Quarter 2017

LOS ANGELES, CA – August 7, 2017 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Total revenues of $66.7 million; net income of $3.3 million or $0.15 per diluted share
•	Adjusted EBITDA of $17.6 million; adjusted net income of $8.8 million or $0.40 per diluted share
•	Completed acquisition of FBR & Co. on June 1, 2017
•	Declares special dividend of $0.05 per share in addition to regular dividend of $0.08 per share

Second Quarter 2017 Financial Results

Total revenues for the second quarter of 2017 were $66.7 million compared to $20.3 million in the same year-ago period. The significant increase was primarily due to higher revenues from the company’s Auction and Liquidation and Capital Markets segments as well as the addition of the Principal Investments - United Online segment, which acquired United Online Inc. on July 1, 2016.

•	Auction and Liquidation Segment: Revenue was $21.8 million compared to $5.4 million in the same year-ago period. The significant increase in revenue was primarily due to a $16.4 million increase in services and fees primarily related to retail liquidations. Segment income increased to $7.3 million from $1.7 million in the same year-ago period.

•	Capital Markets Segment: Revenues were $23.9 million, a significant improvement from $7.2 million in the same year-ago period. The $16.7 million increase in revenue was primarily due to the addition of FBR & Co. in June 2017 as well as higher investment banking fees, trading income, and commissions earned. Segment loss totaled $4.8 million compared to a loss of $0.5 million in the same year-ago period primarily due to restructuring charges taken related to the FBR acquisition.

•	Valuation and Appraisal Segment: Revenue was $8.0 million compared to $7.7 million in the same year-ago period. The revenue increase was primarily due to an increase in revenues related to appraisal engagements. Segment income totaled $2.3 million compared to $2.1 million in the same year-ago period.

•	Principal Investments – United Online Segment: Revenues from services and fees, as well as the sale of products totaled $13.0 million primarily from services and fees for internet access and related subscription services. Segment income totaled $5.1 million.

Net income for the second quarter of 2017 totaled $3.3 million or $0.15 per diluted share, compared to a loss of $0.1 million or $(0.01) per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest expense, interest income, provision for income taxes, depreciation and amortization, share-based payments, fair value adjustments, insurance settlement recovery, transactions-related costs, and restructuring costs) for the second quarter of 2017 totaled $17.6 million, compared to $1.8 million in the same year-ago period. (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP term).

Adjusted net income (excluding the impact of share-based payments, fair value adjustments, amortization of acquired intangible assets, restructuring costs, insurance settlement recovery and transaction-related costs, net of related tax impact thereof) for the second quarter of 2017 totaled $8.8 million or $0.40 per diluted share, compared to $0.8 million or $0.05 per diluted share in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP term).

On June 30, 2017, the company had $104.7 million of unrestricted cash and $74.7 million of net securities and other investments. Total B. Riley Financial, Inc. stockholders’ equity at June 30, 2017 was $239.0 million.

Declaration of Dividend

On August 7, 2017, the company's board of directors approved a regular quarterly dividend of $0.08 per share and a one-time special dividend of $0.05 per share, which will be paid on or about August 29, 2017 to stockholders of record as of August 21, 2017.

Management Commentary

“The second quarter was a continuation of the same strong growth, diversification and operational momentum we have achieved over the last several quarters,” said B. Riley Financial Chairman and CEO, Bryant Riley. “Our solid financial performance in the quarter was driven collectively by our diverse lines of business, demonstrating the attractiveness of our unique business model. We experienced another strong period especially in our liquidations segment, completing several large liquidation projects, including Gordmans and HHGregg. Additionally, we had another active quarter in our capital markets segment, driven mainly by several banking transactions and improving trading commissions. These successes were augmented by the continued meaningful cash flow contribution from United Online as well as our valuation business.

“In tandem with our continued organic growth and operational momentum, we are pleased to have completed the acquisitions of FBR and Wunderlich. FBR further strengthens our capital markets business through their market-leading equity offering practice and sector coverage and also expands our geographic distribution with operations throughout the East and West coasts. Wunderlich bolsters our wealth management business by adding over 200 financial advisors and approximately $10 billion in assets under administration. Altogether, our combined organization of more than 800 professionals and strong balance sheet not only gives us a national footprint in equities and fixed income, but it also provides the necessary scale and resources to strategically expand our leading position in business services, financial advisory and investment banking. We have already made significant strides integrating the businesses and look forward to benefiting from the substantial financial and operational synergies in the quarters and years ahead.”

Conference Call

B. Riley Financial will host a conference call today (August 7, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 877-425-9470

International Number: 201-389-0878

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About B. Riley Financial

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC, FBR Capital Markets & Co., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," “projects,” "believes," "seeks," "estimates," and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of our balance sheet on our ability to pursue business opportunities, the effects and anticipated benefits of our acquisitions of United Online, Inc., FBR & Co., and Wunderlich Securities, Inc. and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; our ability to achieve expected cost savings or other benefits with respect to the acquisition of United Online, Inc., rights to manage certain hedge funds managed by Dialectic Capital Management, FBR & Co., and Wunderlich Securities, Inc., in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted net income, may be considered non-GAAP financial measures. B. Riley Financial, Inc. believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding interest expense, interest income, provision for income taxes, depreciation and amortization, stock-based payments, fair value adjustments, insurance settlement recovery, transaction-related expenses, and restructuring costs that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation" and “Adjusted Net Income Reconciliation.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

RILY@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$104,670	$112,105
Restricted cash	5,632	3,294
Due from clearing brokers	6,297	—
Securities and other investments owned, at fair value	78,204	16,579
Securities borrowed	909,331	—
Accounts receivable, net	19,319	18,989
Due from related parties	6,765	3,009
Advances against customer contracts	40,991	427
Prepaid expenses and other assets	10,986	5,742
Property and equipment, net	13,450	5,785
Goodwill	67,335	48,903
Other intangible assets, net	45,033	41,166
Deferred income taxes	33,407	8,619
Total assets	$1,341,420	$264,618
Liabilities and Equity
Liabilities
Accounts payable	$3,184	$2,703
Accrued expenses and other liabilities	62,573	53,168
Deferred revenue	3,731	4,130
Due to related parties and partners	393	10,037
Securities sold not yet purchased	3,526	846
Securities loaned	911,991	—
Mandatorily redeemable noncontrolling interests	9,641	4,019
Acquisition consideration payable	—	10,381
Asset based credit facility	20,237	—
Senior notes payable	86,065	27,700
Contingent consideration	—	1,242
Total liabilities	1,101,341	114,226

Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 24,377,806 and 19,140,342 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	220,628	141,170
Retained earnings	19,054	9,887
Accumulated other comprehensive loss	(666)	(1,712)
Total B. Riley Financial, Inc. stockholders' equity	239,018	149,347
Noncontrolling interests	1,061	1,045
Total equity	240,079	150,392
Total liabilities and equity	$1,341,420	$264,618

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Services and fees	$64,395	$20,261	$117,213	$40,205
Interest income - Securities lending	2,218	—	2,218	—
Sale of goods	63	—	142	2
Total revenues	66,676	20,261	119,573	40,207
Operating expenses:
Direct cost of services	18,485	5,560	36,086	12,243
Cost of goods sold	130	—	189	2
Selling, general and administrative expenses	37,722	14,521	61,874	26,117
Restructuring charge	6,214	—	6,588	—
Interest expense - Securities lending	1,565	—	1,565	—
Total operating expenses	64,116	20,081	106,302	38,362
Operating income	2,560	180	13,271	1,845
Other income (expense):
Interest income	150	3	282	6
Interest expense	(1,894)	(275)	(2,685)	(407)
Income (loss) before income taxes	816	(92)	10,868	1,444
Benefit (provision) for income taxes	2,547	65	6,396	(101)
Net income (loss)	3,363	(27)	17,264	1,343
Net income (loss) attributable to noncontrolling interests	83	74	(37)	1,196
Net income (loss) attributable to B. Riley Financial, Inc.	$3,280	$(101)	$17,301	$147

Basic income (loss) per share	$0.15	$(0.01)	$0.85	$0.01
Diluted income (loss) per share	$0.15	$(0.01)	$0.82	$0.01

Cash dividends per share	$0.16	$—	$0.42	$—

Weighted average basic shares outstanding	21,216,829	17,935,254	20,311,231	17,212,716
Weighted average diluted shares outstanding	22,119,055	17,935,254	20,984,757	17,547,073

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$17,264	$1,343
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,290	399
Provision (recoveries) for doubtful accounts	704	(3)
Share-based compensation	3,940	997
Recovery of key man life insurance	(6,000)	—
Non-cash interest and other	166	54
Effect of foreign currency on operations	(855)	—
Deferred income taxes	(23,636)	271
Impairment of leaseholds, lease loss accrual and loss on disposal of fixed assets	1,371	—
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	7,268	960
Change in operating assets and liabilities:
Due from clearing brokers	13,408	—
Securities and other investments owned	(40,975)	899
Securities borrowed	(48,134)	—
Accounts receivable and advances against customer contracts	(37,153)	1,087
Prepaid expenses and other assets	14,988	(7,645)
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(22,748)	(5,998)
Amounts due from related parties and partners	(13,333)	(1,935)
Securities sold, not yet purchased	2,675	5,219
Deferred revenue	(425)	—
Securities loaned	44,365	—
Auction and liquidation proceeds payable	—	14,667
Net cash (used in) provided by operating activities	(82,820)	10,315
Cash flows from investing activities:
Cash acquired from acquisition of FBR & Co.	15,738	—
Acquisition of other businesses	(2,052)	—
Acquisition consideration payable	(10,381)	—
Purchases of property and equipment	(306)	(58)
Proceeds from key man life insurance	6,000	—
Proceeds from sale of property and equipment	6	—
Proceeds from sale of intangible assets	613	—
Increase in restricted cash	(2,263)	(12,026)
Net cash provided by (used in) investing activities	7,355	(12,084)
Cash flows from financing activities:
Repayment of revolving line of credit	—	(272)
Proceeds from asset based credit facility	65,987	—
Repayment of asset based credit facility	(45,750)	—
Payment of contingent consideration	(1,250)	(1,250)
Proceeds from issuance of senior notes	57,847	—
Proceeds from issuance of common stock	—	22,999
Offering costs from issuance of common stock	—	(240)
Payment of employment taxes on vesting of restricted stock	(1,057)	—
Dividends paid	(8,380)	—
Distribution to noncontrolling interests	(1,646)	(1,441)
Net cash provided by financing activities	65,751	19,796
(Decrease) increase in cash and cash equivalents	(9,714)	18,027
Effect of foreign currency on cash	2,279	84
Net (decrease) increase in cash and cash equivalents	(7,435)	18,111
Cash and cash equivalents, beginning of year	112,105	30,012
Cash and cash equivalents, end of period	$104,670	$48,123

Supplemental disclosures:
Interest paid	$2,890	$252
Taxes paid	$9,689	$409

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Capital Markets reportable segment:
Revenues - Services and fees	$21,676	$7,172	$39,399	$12,736
Interest income - Securities lending	2,218	—	2,218	—
Total revenues	23,894	7,172	41,617	12,736
Selling, general, and administrative expenses	(23,067)	(7,669)	(34,036)	(13,843)
Restructuring costs	(3,923)	—	(3,923)	—
Interest expense - Securities lending	(1,565)	—	(1,565)	—
Depreciation and amortization	(166)	(23)	(293)	(44)
Segment (loss) income	(4,827)	(520)	1,800	(1,151)
Auction and Liquidation reportable segment:
Revenues - Services and fees	21,807	5,393	35,803	12,300
Revenues - Sale of goods	—	—	—	2
Total revenues	21,807	5,393	35,803	12,302
Direct cost of services	(11,763)	(2,087)	(22,097)	(5,505)
Cost of goods sold	—	—	—	(2)
Selling, general, and administrative expenses	(2,749)	(1,577)	(4,599)	(2,802)
Depreciation and amortization	(5)	(37)	(10)	(78)
Segment income	7,290	1,692	9,097	3,915
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,960	7,696	15,756	15,169
Direct cost of services	(3,581)	(3,473)	(7,253)	(6,738)
Selling, general, and administrative expenses	(2,062)	(2,124)	(4,142)	(4,243)
Depreciation and amortization	(43)	(24)	(87)	(53)
Segment income	2,274	2,075	4,274	4,135
Principal Investments - United Online segment:
Revenues - Services and fees	12,952	—	26,255	—
Revenues - Sale of goods	63	—	142	—
Total revenues	13,015	—	26,397	—
Direct cost of services	(3,141)	—	(6,736)	—
Cost of goods sold	(130)	—	(189)	—
Selling, general, and administrative expenses	(2,791)	—	(6,103)	—
Depreciation and amortization	(1,770)	—	(3,610)	—
Restructuring costs	(109)	—	(483)	—
Segment income	5,074	—	9,276	—

Consolidated operating income from reportable segments	9,811	3,247	24,447	6,899
Corporate and other expenses (including restructuring costs of $2,182 for the three and six months ended June 30, 2017)	(7,251)	(3,067)	(11,176)	(5,054)
Interest income	150	3	282	6
Interest expense	(1,894)	(275)	(2,685)	(407)
Income (loss) before income taxes	816	(92)	10,868	1,444
Benefit (provision) for income taxes	2,547	65	6,396	(101)

Net income (loss)	3,363	(27)	17,264	1,343
Net income (loss) attributable to noncontrolling interests	83	74	(37)	1,196

Net income (loss) attributable to B. Riley Financial, Inc.	$3,280	$(101)	$17,301	$147

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Adjusted EBITDA reconciliation:
Net income (loss), as reported	$3,280	$(101)	$17,301	$147

Adjustments:
Interest expense	1,894	275	2,685	407
Interest income	(150)	(3)	(282)	(6)
(Benefit) provision for income taxes	(2,547)	(65)	(6,396)	101
Depreciation and amortization	2,248	196	4,290	399
Share-based payments	1,608	560	2,515	997
Fair value adjustment	6,250	—	6,250	—
Insurance settlement recovery	(6,000)	—	(6,000)	—
Transaction-related costs	4,789	905	5,675	922
Restructuring costs	6,214	—	6,588	—

Total EBITDA adjustments	14,306	1,868	15,325	2,820

Adjusted EBITDA	$17,586	$1,767	$32,626	$2,967

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss) attributable to B. Riley Financial, Inc.	$3,280	$(101)	$17,301	$147

Adjustments:

Share-based payments	1,608	560	2,515	997
Fair value adjustment	6,250	—	6,250	—
Amortization of acquired intangible assets	1,554	111	3,076	223
Restructuring costs	6,214	—	6,588	—
Insurance settlement recovery	(6,000)	—	(6,000)	—
Transactions-related costs	4,789	905	5,675	922
Income tax effect of adjusting entries	(8,857)	(641)	(10,503)	(868)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	—	—	(8,389)	—
Adjusted net income attributable to B. Riley Financial, Inc.	$8,838	$834	$16,513	$1,421

Adjusted income per common share:
Adjusted basic income per share	$0.42	$0.05	$0.81	$0.08
Adjusted diluted income per share	$0.40	$0.05	$0.79	$0.08

Weighted average basic shares outstanding	21,216,829	17,935,254	20,311,231	17,212,716
Weighted average diluted shares outstanding	22,119,055	17,935,254	20,984,757	17,547,073

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